UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 21, 2013

THERAGENICS CORPORATION®
(Exact name of registrant as specified in charter)

Delaware	001 - 14339	58-1528626
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5203 Bristol Industrial Way
Buford, Georgia 30518
(Address of principal executive offices / Zip Code)

(770) 271-0233
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Set forth below is a brief description of each matter voted upon at Theragenics Corporation’s 2013 annual meeting of stockholders held on May 17, 2013, and the voting results with respect to each matter.

1.	The Board of Directors nominees for Class III directors to serve a three year term expiring in 2016 were elected. Voting results were as follows:

Class III Director	Votes For	Votes Withheld	Broker Non-votes

K. Wyatt Engwall	16,656,730	2,244,472	6,562,851

M. Christine Jacobs	16,657,215	2,243,387	6,562,851

2.	The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers was approved, having received the following votes:

For	Against	Abstentions	Broker Non-votes

16,085,345	2,443,074	372,783	6,562,851

3.	The proposal for stockholders to vote, on an advisory basis, on the frequency of the advisory vote on executive compensation received the following votes:

3 Years	2 Years	1 Year	Abstentions	Broker Non-votes

7,591,599	91,130	10,785,261	433,212	6,562,851

Based on the results of the stockholder votes on proxy Item 3 above, and as recommended by the Company’s Board of Directors, the Company has determined that an advisory vote on executive compensation will be submitted to stockholders on an annual basis until the next required advisory vote on the frequency of stockholder votes on executive compensation.

4.	The appointment of Dixon Hughes Goodman LLP as the Company’s independent auditor for the year ending December 31, 2013 was ratified, having received the following votes:

For	Against	Abstentions	Broker Non-votes
24,172,420	1,226,005	65,628	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THERAGENICS CORPORATION (Registrant)

Dated: May 21, 2013	By:	/s/ M. Christine Jacobs
M. Christine Jacobs
Chief Executive Officer